Exhibit 107

Calculation of Filing Fee Tables

FORM S-8

(Form Type)

New York Community Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(3)

Equity	Common Stock, par value $0.01 per share (“Common Stock”)	Other	7,280,043(2)	$9.24	$67,267,597.32	0.00011020	$7,412.89

Total Offering Amounts					$67,267,597.32		$7,412.89

Total Fee Offsets							N/A

Net Fee Due							$7,412.89

(1)

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), the registration statement on Form S-8 (the “Registration Statement”) to which this exhibit relates shall also cover any additional shares of the Common Stock of New York Community Bancorp, Inc. (the “Corporation”) that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of outstanding shares of the Corporation’s Common Stock.

(2)

Represents (i) 3,082,914 shares of Common Stock issuable upon the exercise or vesting, as applicable, of equity awards issued pursuant to the Flagstar Bancorp, Inc. 2016 Stock Award and Incentive Plan (the “Flagstar Plan”), which equity awards were converted into equity awards in respect of Common Stock pursuant to that certain Agreement and Plan of Merger, dated as of April 24, 2021, by and among the Registrant, 615 Corp., and Flagstar Bancorp, Inc., a Michigan corporation, as amended and (ii) 4,197,129 shares of Common Stock under the Flagstar Plan, representing shares available for grant under Flagstar Plan that are being assumed by the Corporation pursuant to New York Stock Exchange Listed Company Manual Section 303A.08.

(3)

Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and calculated in accordance with Rules 457(c) and 457(h) promulgated thereunder. The aggregate offering price is the average of the high and low prices of the Corporation’s Common Stock as reported on the New York Stock Exchange on November 29, 2022.